Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-125118, 333-119479, 333-111221, 333-106020) pertaining to the employee benefit plans of Sirius Satellite Radio Inc. and Subsidiary of our report dated June 23, 2005, with respect to the financial statements and schedules of the Sirius Satellite Radio 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

New York, New York

June 27, 2005